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                                                                   EX-99.(d)(9)

                                  APPENDIX A

                   ARTISAN INVESTMENT SUB-ADVISORY AGREEMENT
                            WELLS FARGO FUNDS TRUST

                               FUNDS TRUST FUNDS

                        Diversified International Fund
                     (formerly, International Equity Fund)


Most recent annual approval by the Board of Trustees: March 26, 2010

Appendix A amended: March 1, 2010

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                                  APPENDIX B

                   ARTISAN INVESTMENT SUB-ADVISORY AGREEMENT
                                 FEE AGREEMENT

                            WELLS FARGO FUNDS TRUST

   This fee agreement is made as of the 1st day of February, 2005, by and between Wells Fargo Funds Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Artisan Partners Limited Partnership (the
"Sub-Adviser").

   WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Artisan Portion throughout the month:

NAME OF FUND                                            SUB-ADVISORY RATE/1/
------------                                            ---------------------
Diversified International Fund (formerly,               First 50M      0.80%
  International Equity Fund)                            Next 200M      0.60%
                                                        Over 250M      0.50%

   If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

--------
/1/ On March 26, 2010, the Board of Trustees approved sub-advisory fee changes for the Diversified International Fund. Effective April 1, 2010 the prior sub-advisory rates of 0.70% for the First 50M and 0.50% Over 250M will change to the sub-advisory rates provided in the table.

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   The foregoing fee schedule is agreed to as of April 1, 2010 and shall remain in effect until changed in writing by the parties.

                                   WELLS FARGO FUNDS TRUST
                                   on behalf of the Fund

                                   By:
                                        ----------------------------------------
                                        C. David Messman
                                        Secretary

                                   WELLS FARGO FUNDS MANAGEMENT, LLC

                                   By:
                                        ----------------------------------------
                                        Andrew Owen
                                        Executive Vice President

                                   ARTISAN PARTNERS LIMITED PARTNERSHIP
                                   By Artisan Investment Corporation, its
                                   general partner

                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title: